Exhibit 99.1
                                                                    ------------

Optimum Interactive USA

Date: February 5, 2007

I, Mordechai Moshin, being the sole director and officer of Optimum Interactive USA, Ltd., (the "Company") hereby resign as an officer and director of the Company effective immediately, and do hereby appoint Robert Rubin, Daniel Wainstein and Berry Pomerantz to fill the vacancies.


/s/ Mordechai Moshin
--------------------
Mordechai Moshin